Exhibit s.1

ALLIANZGI NFJ DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

ALLIANZGI CONVERTIBLE & INCOME FUND

ALLIANZGI CONVERTIBLE & INCOME FUND II

ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND

ALLIANZ DIVERSIFIED INCOME & CONVERTIBLE FUND

POWER OF ATTORNEY

We, the undersigned Trustees and Officers of AllianzGI NFJ Dividend, Interest & Premium Strategy Fund (“NFJ”), AllianzGI Convertible & Income Fund (“NCV”), AllianzGI Convertible & Income Fund II (“NCZ”), AllianzGI Equity & Convertible Income Fund (“NIE”), AllianzGI Diversified Income & Convertible Fund (“ACV”, and together with NFJ, NCV, NCZ and NIE, each a “Trust”), hereby severally constitute and appoint each of Thomas J. Fuccillo, Lawrence G. Altadonna and Angela Borreggine, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him/her to sign for us, and in our names and in the capacities indicated below, any Registration Statement of each Trust on Form N-2, all Pre-Effective Amendments to any such Registration Statement of each Trust, any and all subsequent Post-Effective Amendments to such Registration Statement, any and all supplements or other instruments in connection therewith, and any subsequent Registration Statements for the same offering which may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the securities regulators of the appropriate states and territories and any other regulatory authority having jurisdiction over the issuance of rights and the offer and sale of shares of beneficial interest of each Trust, and generally to do all such things in our names and on our behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and all related requirements of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/S/ BARBARA R. CLAUSSEN	Trustee	June 8, 2016
Barbara R. Claussen

/S/ DEBORAH A. DECOTIS	Trustee	June 8, 2016
Deborah A. DeCotis

/S/ F. FORD DRUMMOND	Trustee	June 8, 2016
F. Ford Drummond

/S/ BRADFORD K. GALLAGHER	Trustee	June 8, 2016
Bradford K. Gallagher

/S/ JAMES A. JACOBSON	Trustee	June 8, 2016
James A. Jacobson

/S/ HANS W. KERTESS	Trustee	June 8, 2016
Hans W. Kertess

/S/ JAMES S. MACLEOD	Trustee	June 8, 2016
James S. MacLeod

/S/ WILLIAM B. OGDEN, IV	Trustee	June 8, 2016
William B. Ogden, IV

/S/ ALAN RAPPAPORT	Trustee	June 8, 2016
Alan Rappaport

/S/ DAVEY S. SCOON	Trustee	June 8, 2016
Davey S. Scoon

/S/ THOMAS J. FUCCILLO	President and Chief Executive Officer	June 8, 2016
Thomas J. Fuccillo

/S/ LAWRENCE G. ALTADONNA	Treasurer and Principal Financial and	June 8, 2016
Lawrence G. Altadonna	Accounting Officer